IT'S AS EASY AS "ABC" TO ESTABLISH AN IRA
===============================================================================
  After reviewing a current prospectus for the American National Funds Group and/or SM&R Capital Funds, Inc., carefully complete the IRA APPLICATION found on page 3.

  To make it as easy as "ABC" to establish an IRA in our family of funds, Securities Managment & Research, Inc. ("SM&R") has placed all forms required to establish an IRA in this kit. The forms included are:

1. IRA DIRECT TRANSFER REQUEST--Complete this form, found on page 5, if you wish to have a Trustee-to-Trustee transfer of your current IRA to SM&R from another institution.

2. DIRECT ROLLOVER REQUEST FORM--If you wish to roll funds directly from a qualified retirement plan or 403(b) plan (TSA) to an IRA in the American National family of funds, complete and return this form, found on page 6.

3. IRA ROLLOVER STATEMENT--Complete this form if you have already received a distribution from an IRA, qualified retirement plan or 403(b) (TSA) and are rolling the proceeds into an IRA in the American National family of funds within the 60th day of receiving the funds. (Page 7)

IRA CONTRIBUTION DEADLINE

  Contributions may be made all year long but must be completed by your tax filing deadline (not including extensions) in order to deduct them for the prior year. The IRS has stated that a contribution postmarked April 15 may be considered a prior year contribution. This position is subject to change at any time.

  Furthermore, all contributions made by pre-authorized check, payroll allotments, etc., are deemed to be current year contributions ONLY.

  If you have any questions please contact your representative or call SM&R, toll free, at 1-800-231-4839.

* IMPORTANT NOTE: EFFECTIVE JANUARY 1, 1993, ELIGIBLE ROLLOVER DISTRIBUTIONS FROM QUALIFIED PLANS AND 403(b) PLANS ARE SUBJECT TO A 20% MANDATORY WITHHOLDING TAX UNLESS ROLLED OVER DIRECTLY TO AN IRA OR TO ANOTHER QUALIFIED RETIREMENT PLAN. PLEASE REVIEW PAGES 2 AND 3 FOR FURTHER EXPLANATION.

IS IT A TRANSFER OR A ROLLOVER?
===============================================================================
  These two terms have been used interchangeably to apply to any movement of funds between retirement plans for years. However, there exists a major difference--A Rollover is a reportable transaction. Below is a more thorough explanation of the difference between the two.

TRANSFER

  A transfer is essentially the movement of all or part of the assets in a retirement plan from its current trustee or custodian to a successor trustee or custodian. Because the assets remain in the same type of plan and are not received by the participant, they are not reportable to the government.

  To transfer IRA assets from another institution to Securities Management & Research, Inc. ("SM&R"), you will need to complete the Transfer Request Form on page 5 of this kit. If you have an existing IRA you may choose to invest the proceeds from your transfer to that account in which case you would not need to complete the IRA Application. However, if the proceeds are to be invested in a new IRA, complete the Application in its entirety, and give both the Application and Transfer Request to your representative or mail them directly to Securities Management & Research, Inc. at the address indicated on the Application. SM&R will handle the transfer for you and send a confirmation statement when the transfer is completed.

ROLLOVER

A rollover occurs when plan assets become payable to a participant in a reportable transaction and these funds are redeposited into another retirement plan. A participant in a qualified plan or 403(b) plan can choose either to have the distribution rolled over directly by the current plan's trustee or custodian (a "Direct Rollover") or to receive the distribution, less a mandatory 20% federal withholding tax, and complete the rollover within (60) sixty days. Beginning in 1993 distributions received from qualified retirement plans, including 403(b) plans, that are eligible for rollover treatment are subject to a mandatory 20% federal withholding tax, unless the distribution is rolled over directly to an IRA or another qualified plan from the plan's trustee or custodian.

  Although the amount rolled over is not subject to current taxes, the trustee or custodian of the distribution retirement plan is required to issue IRS
Form 1099R showing the full amount of the distribution. When you roll over the amount to an IRA, SM&R will issue a confirming Form 5498 to both you and the IRS. Additionally, you will have to reflect the information regarding the rollover on your tax return for the year in which the distribution occurred.

  To "roll over" to an IRA, complete the IRA Rollover Statement on page 7, unless you are requesting a "Direct Rollover" in which case you should complete the Direct Rollover Request Form. Attach the appropriate form to a completed IRA Application and give both to your representative or mail directly to Securities Management & Research, Inc. If you have an existing IRA, you may choose to roll over the proceeds to that IRA account; however, by doing so, you waive the right to later "roll" the funds back into a new employer's qualified plan and retain certain beneficial tax treatment on the ultimate distribution of this account.

  Because of the possible tax implications of transfers and rollovers, you are encouraged to consult with your tax adviser.

  PLEASE BE REMINDED--YOU ARE ALLOWED ONLY ONE IRA TO IRA ROLLOVER IN A 12-MONTH PERIOD.

                                  |------------------------------------------|
                                  |                HOME OFFICE USE           |
                                  |------------------------------------------|
                                  |  Account Number                          |
                                  |---------------------|--------------------|
                                  |  Account Type       |Social Code         |
                                  |---------------------|--------------------|
IRA APPLICATION                   |  FI Number          |LOI Amount          |
__________________________________|---------------------|--------------------|
American National Funds Group and SM&R Capital Funds, Inc.

______________________________________________________________________________
ACCOUNT REGISTRATION
SM&R, Inc., Cust for
______________________________________________________________________________
First Name                             M.I.                          Last Name
Birthdate_____________________________________________________________________
Soc Sec No.___________________________________________________________________
Street Address________________________________________________________________
City, State, Zip______________________________________________________________
Phone, Day____________________________________________________________________
       Evening________________________________________________________________
______________________________________________________________________________
ACCOUNT TYPE
/ / Contributory IA ($2,000 limit/$2,250 for Spousal IRAs:
    Spousal IRAs require one application per spouse)
    / / Deductible IRA  / / Non-Deductible IRA  / / Spousal IRA

/ / Transfer IRA (no dollar limit) (IRA to IRA)
    Transfer Request (page 5) attached

/ / Rollover IRA (no dollar limit) (Qualified Plan to IRA)
    Check one: / / Check & Rollover Statement (page 7) attached
               / / Direct Rollover Request (page 6) attached

/ / SEP-IRA (5305-SEP, page 19, attached)
______________________________________________________________________________
FUND SELECTION & INVESTMENT AMOUNT
                                                          Tax Year of
                           Contribution                   Contribution
/ / 21 Growth Fund    $_________________________    __________________________
/ / 22 Income Fund    $_________________________    __________________________
/ / 23 Triflex Fund   $_________________________    __________________________
/ / 26 Government
       Income Series  $_________________________    __________________________
/ / 27 Primary Series $_________________________    __________________________

______________________________________________________________________________
MAKE CHECK PAYABLE TO SECURITIES MANAGEMENT & RESEARCH, INC.
Check is not enclosed because:
 / / A Transfer Request is attached
 / / A Direct Rollover Request is attached
 All dividends and capital gains will be automatically reinvested into the account.
______________________________________________________________________________
PAYMENT METHODS
/ / Pre-Authorized Check:
    Please draw on my bank account a check for $______________________________ each month on the date indicated: / / 7th / / 21st
    (Form 8008 from the Prospectus has been completed and attached)
/ / Billing-Franchise No.______________
/ / Military Allotment (Complete Form 9341)
______________________________________________________________________________
LETTER OF INTENT (Not applicable to Primary Series)

I agree to the terms of the Letter of Intent as set forth in the Prospectus. Although I am not obligated to do so, it is my intention to invest over a 13-month period in shares of one or more funds an aggregate amount at least equal to that which is checked below.
/ / $50,000            / / $100,000*             / / $250,000
/ / $500,000           / / $1,000,000            / / $1,500,000
(*Government Income Series begins at $100,000)
Please write in your existing account numbers:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
SALES CHARGE REDUCTION (Not applicable to Primary Series)

List all existing accounts to be included for sales charge reduction. There will be no retroactive reduction of the sales charge for shares previously purchased if this section is not completed.

Account Nos.__________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

==============================================================================
BENEFICIARY INFORMATION
PRIMARY:
NAME                 RELATIONSHIP                SS#                 BIRTHDATE
______________________________________________________________________________
______________________________________________________________________________
SECONDARY (If the person(s) named above should fail to survive me)
______________________________________________________________________________
______________________________________________________________________________

If you are married, live in a community property state, and your spouse is not designated as the only primary beneficiary, your spouse must sign below.

I hereby consent to the designation of beneficiary as stated above.

Signature of Spouse___________________________________________________________
Date__________________________________________________________________________
______________________________________________________________________________
INVESTMENT SUITABILITY
Complete the Investor Suitability Form found in the Prospectus.
______________________________________________________________________________
SIGNATURE
 SM&R reserves the right to refuse to open an account without a taxpayer identification number (TIN). Failure to provide the TIN may result in backup withholding on payments relating to your account and/or in your inability to qualify for any applicable treaty withholding rates.
 The Participant hereby: (a) appoints SM&R as Custodian of the account; (b) acknowledges that he/she has received a current prospectus(es) of the American National Funds Group and/or SM&R Capital Funds, Inc. and has selected and agreed to the terms as stated in the prospectus; (c) consents to the $7.50 (per account) initial installation fee, the $7.50 (per account) annual maintenance fee and the $5.00 excess contribution adjustment fee. Such fees are subject to change on 30 days written notice to the Participant, (d) acknowledges that he/she has read and accepts the IRA Disclosure Statement and the reproduction of the IRS Form 5305-A (rev. 10/92); (e) agrees to the conditions governing the designation of beneficiary, and (f) CERTIFIES UNDER PENALTY OF PERJURY THAT THE INFORMATION CONTAINED IN THIS APPLICATION AND SUPPORTING DOCUMENTS, IF APPLICABLE, ARE TRUE, CORRECT AND COMPLETE.

______________________________________________________________________________
Participant's Signature
______________________________________________________________________________
Date
CUSTODIAN: SECURITIES MANAGEMENT AND RESEARCH, INC.

REPRESENTATIVE INFORMATION

______________________________________________________________________________
Representative Name (please print)

______________________________________________________________________________
Representative Signature

______________________________________________________________________________
SM&R Rep. Social Security Number

DEALER INFORMATION


______________________________________________________________________________
Dealer/Representative Name & Number

______________________________________________________________________________
Dealer/Representative Signature

______________________________________________________________________________
SM&R Dealer Number (Internal Use Only)

If applicable, detach and submit to SM&R.

IRA TRANSFER REQUEST
==============================================================================
   This form is to be used ONLY when transferring assets from an existing IRA to an IRA with Securities Management and Research, Inc. ("SM&R"). If you do not have an existing IRA, an IRA Application must be completed prior to the transfer. If you have any questions, please contact your SM&R representative or SM&R directly for assistance.
------------------------------------------------------------------------------

PARTICIPANT INFORMATION

Name_____________________________________________________________

Address__________________________________________________________

City, State, Zip_________________________________________________

Social Security Number___________________________________________

Daytime Phone (          )_______________________________________
______________________________________________________________________________

TRANSFER FROM ACCOUNT INFORMATION

Name of Current Trustee/Custodian
_________________________________________________________________

Address__________________________________________________________

City, State, Zip_________________________________________________

Name of mutual fund or savings association, if applicable
_________________________________________________________________
_________________________________________________________________

EXECUTE LIQUIDATION/TRANSFER AS FOLLOWS

/ / Liquidate all assets and transfer proceeds

/ / Liquidate $___________ and transfer proceeds

/ / The Transfer should be made IMMEDIATELY.
    I realize early withdrawal penalties may apply.

/ / Transfer should be made upon maturity of the current investment. The maturity date is_____________________________

Account number(s): (attach a copy of recent statement, if
possible)
__________________________________________________________________

__________________________________________________________________
______________________________________________________________________________

PARTICIPANT'S SIGNATURE AND AUTHORIZATION TO TRANSFER

   Please accept this as your authorization and instruction to liquidate the assets noted above, which your company presently holds for me, and transfer as indicated. If a required minimum distribution is required, forward this amount to me at my address of record. I have established an IRA with Securities Management & Research, Inc. as the successor Custodian. I am aware of and acknowledge early withdrawal penalties that may apply.

Signature_________________________________________________________

Signature Guarantee, if necessary


If applicable, detach and submit to SM&R

REQUIRED DISTRIBUTION ELECTION INFORMATION
   This information is to be completed by the current Trustee or Custodian. If the participant is age 70 1/2 or older this year, this section must be completed by an authorized representative of the resigning Trustee/Custodian indicating the Election made by the Participant. NOTE: DO NOT TRANSFER ANY PORTION OF THE PLAN WHICH REPRESENTS THE RMD AMOUNT.

CALCULATION METHOD  / / Recalculation  / / Declining Years

LIFE EXPECTANCY  / / Single Life  / / Joint Life*

CURRENT YEAR $______________ amount was withheld from this transfer to satisfy RMD for 19______.

REQUIRED DISTRIBUTION (RMD) $___________ of any previous distributions made to participant this year, if applicable.

The factor used to calculate the RMD payment was
_________________________________________________________________
______________________________________________________________________________

*DESIGNATED BENEFICIARY INFORMATION:

Name_____________________________________________________________

Relationship_____________________________________________________

Date of Birth (M/D/Y)____________________________________________


__________________________________________________________________
Authorized Representative Signature

__________________________________________________________________
Printed Name

__________________________________________________________________
ACCEPTANCE: Securities Management & Research, Inc. accepts the transfer and will serve as Custodian under the applicable section of the Internal Revenue Code. Please forward the assets with a copy of this form to:

Securities Management & Research, Inc.
One Moody Plaza, Galveston, Texas 77550

FBO_______________________________________________________________

Account No._______________________________________________________

Authorized Signature
Securities Management & Research, Inc.
__________________________________________________________________

Date:_____________________________________________________________

DIRECT ROLLOVER REQUEST FORM
==============================================================================
                                                Account No.___________________
                                                             For SM&R Use Only

Complete sections 1-3 of this form if you wish to have an eligible distribution from your qualified retirement plan, including a 403(b) plan, directly rolled over to a Rollover IRA. Then, send it to Securities
Management and Research, Inc., along with a completed IRA application and the distribution request form required by your plan's Trustee or Custodian. Please ask your current Trustee/Custodian about any additional requirements.
==============================================================================

1) PARTICIPANT INFORMATION (Please Print)

Name______________________________________________________________

Address___________________________________________________________

City, State, Zip__________________________________________________

Daytime Phone No._________________________________________________

Social Security No._______________________________________________
______________________________________________________________________________
2)  ROLLOVER INFORMATION (Please check one, and complete)
/ / Rollover of qualified retirement plan funds*
/ / Rollover of 403(b) plan funds*
*You will need to reflect this rollover on your current year tax return in order to properly offset the amount shown on the Form 1099R you will receive from your Trustee/Custodian.

Current Trustee/Custodian_________________________________________

Address___________________________________________________________

City, State, Zip__________________________________________________

Account Number(s)_________________________________________________

I am requesting  a / / Full   / /  Partial $______________________
distribution from the above-referenced account(s).

Is a completed distribution request form (obtained from your employer or plan administrator) attached? / / Yes / / No Please explain.
______________________________________________________________________________
3)  PARTICIPANT'S AUTHORIZATION
I hereby authorize the above named Trustee/Custodian to roll over my plan distribution directly to (check one):

/ /  My existing American National Fund IRA/Rollover IRA account no.__________

/ / A new American National Fund Rollover IRA, I have attached a completed American National IRA Application.

By signing this Direct Rollover Request, I agree to the following:

1) I am irrevocably electing to have funds from my former employer's retirement plan directly rolled over to an American National Rollover IRA.

2) The amount being rolled over, to the best of my knowledge, qualifies for rollover treatment and does not include any after-tax employee contributions;

3) I understand that if I commingle the rollover funds from my employer's retirement plan with my Contributory IRA funds held at American National, these rollover funds no longer qualify for rollover treatment back into a new employer's retirement plan at a later date; and

4) I understand that neither the Custodian, its agent, nor the American National Group of Funds warrants this rollover's eligibility for tax-deferred status.

______________________________________________________________________________
                         Signature of Participant

______________________________________________________________________________
                                   Date
______________________________________________________________________________
SECURITIES MANAGEMENT AND RESEARCH, INC. agrees to serve as custodian and accept the direct rollover as indicated above. Please liquidate and transfer all or part of the designated account as instructed above.

______________________________________________________________________________
                          Authorized Signature

______________________________________________________________________________
                                   Date

Please make check payable to SECURITIES MANAGEMENT and RESEARCH, INC. and include Account Number (shown above) and NAME OF PARTICIPANT on the check. Please send check with a copy of this form to the address show below.

REQUIRED DISTRIBUTION INFORMATION: IF THE PARTICIPANT HAS REACHED AGE 70 1/2, PLEASE COMPLETE THE FOLLOWING:

Election made by Participant as of his/her required beginning date.
1.  Period over which required distributions are to be made:
    _____________________ Years

2.  Payment method (check one):
    / / Declining (elapsed) years
    / / Recalculation of life expectancy

3.  Has Participant chosen Joint Life Expectancy with a Designated
    Beneficiary?  / / Yes    / / No
    If "Yes", please complete:

    Beneficiary___________________________________________________
    Spouse?  / / Yes   / / No


MAIL TO: SECURITIES MANAGEMENT AND RESEARCH, INC.
         ONE MOODY PLAZA
         GALVESTON, TEXAS 77550

IRA ROLLOVER STATEMENT (INDIRECT ROLLOVER)
==============================================================================

     This form MUST be completed in its entirety when depositing proceeds you've already received (not a Direct Rollover) from another IRA or a qualified retirement plan to be deposited into a new or existing IRA or Rollover IRA account in the American National family of funds. AN IRA APPLICATION IS ALSO REQUIRED WHEN ESTABLISHING A NEW IRA ACCOUNT. This form, the check, a completed Investor Suitability form and a completed application, if applicable, is to be mailed to:

Securities Management and Research, Inc.
One Moody Plaza, Galveston, Texas 77550
------------------------------------------------------------------------------

THE PROCEEDS BEING DEPOSITED in this IRA represent all or a portion of (check one of the following):

/ /  A distribution from a Contributory IRA or Individual Retirement Annuity
     (R4)

/ / An eligible rollover distribution from a qualified retirement plan [IRC 401(a)] (R8)

/ / An eligible rollover distribution from a TSA [403(b)] custodial account or annuity (R8)

/ / A distribution as a result of a Qualified Domestic Relations Order [IRC 414(p)] (R8)

/ / A beneficiary distribution from my deceased spouse's IRA, TSA [403(b)], or qualified plan (R8)

FURTHERMORE:

- I understand that the proceeds being invested must be invested within 60 days of my receiving them from a retirement plan. I am investing the proceeds within this 60 day period.

- I understand that my election to invest these proceeds in a Rollover IRA in the American National family of funds is irrevocable.

- I understand that no after-tax employee contributions originating from a qualified plan or TSA are allowed to be rolled over and these proceeds do not contain any after-tax employee contributions.

- I UNDERSTAND THAT I AM PERMITTED ONLY ONE TAX-FREE ROLLOVER FROM AN IRA I HOLD IN ANOTHER INSTITUTION DURING A TWELVE MONTH PERIOD.

- I understand that commingling rollover proceeds from a retirement plan or TSA with contributory IRA proceeds held in any of the American National funds prevents me from rolling the proceeds back into a new retirement plan or TSA at a later date.

- I understand the tax consequences of commingling rollover proceeds with a Contributory IRA.

- I understand that neither the Custodian, its agent or the American National family of funds warrant the eligibility for tax-deferred status of rollover proceeds.

------------------------------------------------------------------------------

The attached check is to be deposited as indicated below:

ACCOUNT INFORMATION

/ / Existing IRA No. ____________________________

/ / New IRA Rollover account (completed IRA application and Investor
    Suitability form must be attached)

REQUIRED DISTRIBUTION INFORMATION

This information is to be completed by the investor. If you are age 70-1/2 or older this year, this section must be completed indicating the Distribution Options you made with the previous Trustee or Custodian. NOTE: DO NOT FORWARD ANY PORTION OF THE PROCEEDS REPRESENTING THE RMD AMOUNT.

CALCULATION METHOD    / / Recalculation     / / Declining Years
LIFE EXPECTANCY       / / Single Life       / / Joint Life

Factor used to calculate RMD __________ years

IRA HOLDER INFORMATION

Signature _____________________________________

Please print name _____________________________

Social Security Number ________________________

Daytime Phone Number __________________________


  Should you require assistance in completing his form, please feel free to contact a SM&R representative or SM&R.


                                      7                                 10/94

IRA ROLLOVER STATEMENT TAX IMPLICATIONS
==============================================================================

20% MANDATORY WITHHOLDING

     Effective January 1, 1993, distributions received from qualified retirement plans and 403(b) plans that are eligible for rollover treatment are subject to a mandatory 20% federal withholding tax, unless the distribution is rolled over DIRECTLY from the plan's custodian or trustee to an IRA or another qualified plan.

     For example, if you change jobs and are entitled to $50,000 from your former company's pension or 401(k) plan and you choose to receive this amount in full, you would receive a check for only $40,000. The amount would be less the $10,000 withheld for federal taxes which you, in turn, will apply towards the income tax you owe when filing your tax return.

     However, you intended to roll over the distribution within 60 days to a qualified retirement plan with your new employer or an IRA, how can you roll over the full amount ($50,000) when you only received $40,000? You will have to come up with the missing $10,000 (20%) yourself or owe taxes on the $10,000 in addition to possible tax penalties if you are under age 59-1/2.

YOU CAN AVOID THIS TRAP

     By requesting that the plan's trustee/custodian directly roll the plan distribution to an IRA or to another qualified plan, you can avoid the mandatory 20% withholding tax. If your plan allows and you are over age 59-1/2, you may consider leaving your money in the plan and begin taking a series of payments over a period of ten or more years. Remember, unless you need immediate use of the money, you do not want to take a check for any amount that could be directly rolled over by your plan's trustee/custodian.

DISTRIBUTIONS NOT ELIGIBLE FOR ROLLOVER TREATMENT

     The following types of distributions are not eligible for rollover therefore exempt from the 20% withholding tax.

- Periodic payments made over the participant's single or joint life expectancy, or a period not less than 10 years

- Any distribution required under the required minimum distribution (RMD) rules under Internal Revenue Code (IRC) 401(a)(9)

- The portion of any distribution that is not includible in gross income, such as a return of the employee's after-tax contributions

- Returns of excess deferrals or excess aggregate contributions made to a qualified cash-or-deferred arrangement, such as a 401(k) plan, together with the income allocable to these corrective distributions.

- Loans treated as distributions under IRC 72(p) and not excepted by IRC
  72(p)(2)

- Any distribution to a non-spouse beneficiary (upon death of participant) or to a non-spouse payee under a Qualified Domestic Relations Order

- Loans in default that are deemed distributions

- Dividends paid on employer securities as described in IRC 404(k)

- The costs of life insurance coverage (P.S. 58 costs)

- Similar items designated by the Commissioner in revenue rulings, notices and any other guidance


Source: Treasury Regulations 1.401(a)(31)-17; O&As 3, 4 & 10

INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
-------------------------------------------------------------------------------

FORM 5305-A

(REV OCT 1992)                 INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT              DO NOT FILE
DEPARTMENT OF TREASURY    (UNDER SECTION 408(a) OF THE INTERNAL REVENUE CODE     WITH THE INTERNAL
INTERNAL REVENUE SERVICE                                                          REVENUE SERVICE

Custodian's name SECURITIES MANAGEMENT AND RESEARCH, INC. Custodian's principal place of business GALVESTON, TEXAS

The Custodian named herein has given to the Depositor a Disclosure Statement required under section 1.408-6 of the Internal Revenue Code (the "Code").

The Depositor whose name appears on the IRA Application hereby establishes an Individual Retirement Account under section 408(a) of the Code to provide for his or her retirement and for the support of his or her beneficiaries after death. The Depositor has given to Securities Management and Research, Inc.
the sum listed on the IRA Application (in cash) to establish an Individual Retirement Custodial Account for the Depositor under this agreement and the Depositor and the Custodian agree to the following:
-------------------------------------------------------------------------------

ARTICLE I

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992). 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3) of the Code, or an
employer contribution to a simplified employee pension plan as described in section 408(k).

ARTICLE II

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) of the Code).

ARTICLE IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.


3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

    (a)  A single sum payment.

    (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

    (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary. Payments must begin by April 1 following the calendar year end in which the Depositor reaches age 70 1/2.

    (d) Equal or substantially equal monthly, quarterly, or annual payments over a specified period that may not be longer than the Depositor's life expectancy.

    (e) Equal or substantially equal monthly, quarterly, or annual payments over a specified period that may not be longer then the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

    (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

    (b) If the Depositor dies before distribution of his or her required beginning date, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

         (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

         (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated bene-
          ficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If the Depositor's spouse is the beneficiary, distributions need not commence until December 31 of the year the Depositor would have attained age
          70 1/2, if later.

       (iii) Spouse may rollover entire interest to own IRA.

     (c) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 624, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V
1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) of the Code and related regulations.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VI
Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

ARTICLE VII
This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the Depositor.

ARTICLE VIII
CUSTODIAL ACCOUNT AGREEMENT
1. The Depositor appoints Securities Management and Research, Inc. as Custodian of this Account. After deduction of all appropriate fees and charges, the balance of Depositor's contributions shall be invested as is hereinafter provided.

2. The Depositor directs the Custodian to invest contributions and reinvest dividends and capital gains distributions in shares of American National Funds as directed on the application. The designated fund(s) may be any one or more of mutual funds sponsored, distributed or underwritten by Securities Management and Research, Inc.

3. The Custodian shall have no investment responsibility or discretion with respect to this individual Retirement Custodian Account and shall not vote the shares held therein, except as directed by Depositor.

4. This document constitutes the entire contract between Depositor and Custodian and no representative of Securities Management and Research, Inc., nor any broker-dealer shall be deemed to be a representative of or acting on behalf of the Custodian nor shall any representative have any authority to make representations or to bind the Custodian beyond the terms of this document.

5. The Depositor shall have the right, by written notice to the Custodian, to designate or to change a Beneficiary to receive any benefit to which the Depositor may be entitled in the event of his death prior to the complete distribution of such benefits. IF NO SUCH DESIGNATION IS IN EFFECT UPON THE DEPOSITOR'S DEATH, HIS BENEFICIARY SHALL BE HIS ESTATE.

6. The Depositor shall provide information to the Custodian at such times and in such manner and containing such information as will enable the Custodian to prepare reports required by the Internal Revenue Service pursuant to section 408(i) of the Revenue Code of 1954, as amended and regulations promulgated thereunder.

7. The Custodian shall submit such reports to the Internal Revenue Service and the Depositor, the Depositor's surviving spouse or beneficiaries by either in such manner as may be required by the Internal Revenue Service from time to time.

8. Any income taxes or other taxes of any kind whatsoever that may be levied or accessed upon or in respect to the Custodial Account, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Custodial Account, other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian, and the compensation to the Custodian shall be paid from the assets of the Account.

9. Securities Management and Research, Inc., as Custodian and as sponsor assumes no responsibility to make any distribution unless and until such order specifies the occasion for such distribution, the elected manner of distribution as described in Article IV, Section 3, (a), (d), or (e) or any declaration required by Article V. Further, the Custodian and the Sponsor shall not be responsible to make distribution at age 70 1/2 unless written notice is given by the Depositor. This Custodian
    Agreement shall terminate upon the complete distribution of the Account to the Depositor or his beneficiaries or to such successor individual retirement accounts or annuities.

10. Rollover contributions will be received in cash and the

    Depositor will instruct the Custodian as to which investment the proceeds are to be deposited.

11. The Custodian may resign at any time upon written notice to the Depositor or any current beneficiary or may be removed by the Depositor or any current beneficiary at any time upon 30 days notice in writing to the Custodian. Upon such resignation or removal the Depositor or current beneficiary shall appoint a successor Custodian. If within 30 days after the Custodian's resignation or removal, the Depositor or current beneficiary has not appointed a successor Custodian which has accepted such appointment, the Custodian will liquidate the assets and forward the proceeds to the Depositor or current beneficiary.

12. The Custodian's fees shall be as published and amended from time to time.

13. If, because of an erroneous assumption as to earned income or for any other reason, a contribution which is an excess contribution is made on behalf of the Depositor for any year, adjustment of such excess contribution shall be made in accordance with provisions of this paragraph. The full amount of such excess contribution and any net income attributable thereto shall be distributed to the Depositor, in cash or in kind upon written notice to the Custodian from the Depositor which states the amount of such excess contribution.

14. By execution of this Agreement Depositor consents to the amendment of this Article VIII by the Custodian to make any changes herein which the Custodian determines in its discretion as necessary or desirable.

15. Notwithstanding anything to the contrary, this Individual Retirement Custodial Account Agreement shall be deemed accepted by the Custodian when either (i) the Individual Retirement Custodial Account Application is executed by an authorized representative of the Custodian, or (ii) the Custodian accepts for investment Depositor's initial contribution made in accordance with the terms of this Agreement and the Individual Retirement Custodial Account Application.

16. This contract shall be construed under the laws of the State of Texas and shall become effective upon execution of the Account Application by the Custodian.

17. The acceptance of this Individual Retirement Custodial Account by the Depositor is indicated by execution of the signature section on page 4 of the Application.

18. The acceptance of this account by the Custodian shall be considered effective upon establishment of the account.

IRA DISCLOSURE STATEMENT
==============================================================================
   This disclosure statement describes the official government rules applicable to the operation and tax treatment of individual retirement accounts. Because legal and tax consequences may vary for each individual, you should consult your tax adviser on whether your contributions are tax deductible. PLEASE KEEP THIS DOCUMENT FOR FUTURE REFERENCE.

YOUR RIGHT TO REVOKE: You may revoke your individual retirement account within seven (7) days after the date the account is established only by mailing or delivering written notice of your intent to revoke to:

          Securities Management and Research, Inc.
                      One Moody Plaza
                  Galveston, Texas 77550
                      (409) 763-8272
                      (800) 231-4839

   The notice shall be deemed mailed on the date of the postmark, if deposited in the mail in the United States, first class postage prepaid, properly addressed to the address above. Upon revocation, the entire amount contributed will be returned. Subsequent payments to existing IRA's cannot be revoked.

ELIGIBILITY: Any individual who will not attain the age of 70 1/2 years before the end of his current taxable year and who has compensation which is includible in gross income (including an individual who is a participant in an employer's retirement plan or a government pension plan) may contribute to an IRA. Compensation is defined to include salaries, wages, professional fees, self-employment income, alimony and separate maintenance payments includible in gross income and other income for personal services included in gross income. Income from property, such as dividends, interest or rent, does not qualify as compensation under an IRA Plan.

LIMITATION ON CONTRIBUTIONS: Contributions must be made in cash and cannot exceed the lesser of $2,000 or the amount of your compensation (except rollover or SEP contributions) for any taxable year. If one spouse has no compensation, the other spouse may contribute to an IRA for such spouse; provided two separate IRA accounts exist, the total amount contributed does not exceed the lesser of $2,250 or 100% of the working spouse's compensation, a joint income tax return is filed and no more than $2,000 is contributed to any one account. If a husband and wife each receive compensation as defined in the preceding paragraph during the year and are otherwise eligible, each may establish his or her own IRA. The contribution limitations are applicable to the separate compensation of each individual without regard to any state community property laws. Your contribution may or may not be deductible for income tax purposes. Consult your tax adviser.

   If you are not eligible to make a deductible contribution to your IRA, you may make a non-deductible contribution not to exceed the lesser of $2,000 or 100% of your compensation. Earnings on non-deductible contributions are tax deferred until distributed.

   You must indicate on your tax return the extent to which your IRA contribution is non-deductible by filing Form 8606 with your return. If you overstate the amount of your non-deductible contribution, a penalty of $100 will be assessed unless it is due to reasonable cause.

INVESTMENT OF FUNDS IN LIFE INSURANCE: No part of the custodial funds may be invested in life insurance contracts.

INVESTMENT AND HOLDING OF CONTRIBUTIONS: Contributions in an IRA are held in a custodial account for the exclusive benefit of the investor, his surviving spouse and his beneficiaries who may include his estate, his dependents or any other persons he may designate in writing delivered to the custodian. Your interest in the account is fully vested and nonforfeitable. The custodian maintains a separate account or record for each investor and such account or record is available for inspection during regular business hours. The contributions will be invested in the funds described in the Application completed by the investor.

DISTRIBUTION OF FUNDS: Distributions of benefits without a penalty tax may begin as soon as the investor attains age 59 1/2, but they MUST begin on or before April 1 of the calendar year following the calendar year in which the investor attains 70 1/2. An investor may elect to receive benefits if he becomes disabled, without regard to age. A "minimum distribution" is required to be made each year beginning on or before April 1 of the calendar year following the calendar year in which the investor attains age 70 1/2. These distributions are determined by dividing the entire balance in the IRA at the beginning of each year by the life expectancy of the investor (or joint life and last survivor expectancy of investor and beneficiary, if applicable) determined as of the date the investor attains age 70, reduced by the number of whole years elapsed since the investor attained age 70 1/12.

DISTRIBUTION OF FUNDS IN THE EVENT OF INVESTOR'S DEATH: If distributions have begun and the investor dies before his entire interest has been distributed, the remaining interest in the investor's account shall be distributed to the investor's beneficiary at least as rapidly as under the method of distribution being used as of the date of the investor's death. If distribution has not begun prior to the investor's death, then the investor's entire interest in the IRA must be distributed to the investor's beneficiary within five (5) years after the death of the investor, provided that, if a distribution begins within one (1) year after the investor's death to or for the benefit of the investor's beneficiary over the longer of the life or life expectancy of the investor's beneficiary, such distribution will be considered to be distributed within such five (5) year period. If the beneficiary is the investor's surviving spouse, the surviving spouse may elect within the five (5) year period to have distributions begin at any time before the date on which the investor would have attained the age of 70 1/2 and, if the surviving spouse dies prior to distribution, such surviving spouse shall be considered as if the spouse were the investor and the distribution rules that applied to the investor shall be the same rules that apply to the deceased spouse. A beneficiary or surviving spouse may elect to accelerate payments.

REQUIRED MINIMUM DISTRIBUTIONS (RMDs): IRA investors who reach age 70 1/2 must begin taking distributions for that year and every year thereafter. The distribution for the first year may be delayed until April 1 of the year following the 70-1/2 year. All subsequent year distributions must be taken by December 31 of each year. This distribution can be based on the single or joint life expectancies of the investor and/or the designated beneficiary. A 50% penalty will be applied to amounts not withdrawn.

TAXPAYER REPORTING REQUIREMENTS: If a transaction has occurred for which a penalty tax is imposed, such as an excess contribution, a premature distribution or an excess accumulation (insufficient distribution), the investor is required by the Internal Revenue Service to attach to his annual income tax return an information return (Form 5329) prescribed for reporting such transaction and calculating the penalty tax due.

TAX TREATMENT OR WITHDRAWALS AND DISTRIBUTIONS: Funds generally cannot be withdrawn from the IRA without adverse tax consequences prior to the date on which the investor attains age 59-1/2 (with the exception of the rollovers later described, returns of excess contributions and payments on account of the participant's death, certified disability or divorce). Any distributions prior to that time (including amounts deemed distributed as a result of prohibited transactions or use of part or all of the IRA as security for a loan) are considered to be premature distributions. In addition to being fully taxable to the investor as ordinary income at the time of distribution, such premature distributions are subject to a penalty tax or 10% of the amount distributed. Distributions occurring after the investor reaches 59-1/2, dies or is disabled are taxable to the recipient at ordinary income tax rates. However, no penalty taxes are applied in the case of such distributions.

ROLLOVER CONTRIBUTIONS: Effective January 1, 1993, UCA-92 mandates a 20% withholding on all eligible rollover distributions from qualified retirement plans which are not directly rolled to an IRA or a similar qualified retirement plan. An eligible rollover distribution consists of all or any portion of the proceeds in a qualified retirement plan other than:

   a) a distribution which is part of a series of substantially equal periodic payments made over the life or life expectancy of the participant, the joint lives or life expectancies of the participant and his or her beneficiary, for a period of 5 years or to age 59-1/2, whichever is later;
   b) distributions which are not includable in the recipients' taxable income; or

   c) distributions which represent RMDs made to individuals 70-1/2 years of age.

   An eligible retirement plan is an IRA, a qualified plan, or tax sheltered annuity which accepts rollover contributions.

   Prior to effecting a direct rollover the custodian will distribute any required minimum distribution amount, if applicable, payable to the investor. Rollover distribution received by the investor must be invested within sixty
(60) days from the date of distribution in certain other IRA approved retirement plans, including IRAs in order to retain its tax deferred status. All contributions and rollover contributions to an IRA must be made in cash. No tax deduction, however, is allowed to the investor for the amount of a rollover contribution contributed to an IRA.

ROLLOVERS BY SURVIVING SPOUSE: A rollover of part or all of a lump sum distribution or part or all of a qualified partial distribution (subject to certain limitations provided by section 405(a)(5)(D) of the Code) may be made by a qualified plan investor or by the surviving spouse of a deceased qualified plan investor. The surviving spouse may roll over only into an IRA and may not roll over into a qualified plan in which the spouse is an investor. Beneficiaries other than the surviving spouse may not roll over. Whether an individual can receive a qualified lump sum, a qualified partial distribution or plan termination distribution depends upon the provisions of the employee benefit plan in which the individual or the spouse was a participant.

QUALIFIED PLAN ROLLOVER: A qualified plan distribution rolled into an IRA may be rolled back into another qualified plan under certain circumstances. In the case of rollovers from qualified plans, the amount rolled over must consist solely of employer and qualified deductible voluntary employee contributions, interest earned thereon, and interest earned on other employee contributions. Any part of the distribution retained by the investor except his own tax-paid contributions is subject to income tax, while amounts rolled over are not taxed until distributed from the rollover account. An investor otherwise eligible to do so may make deductible IRA contributions to a rollover IRA established with a qualified plan or section 403(b) annuity distribution, but if this occurs, the law may preclude future rollover of the funds back into a qualified plan or section 403(b) annuity. An investor may also withdraw all or part of the funds from another IRA or individual retirement annuity for rollover into an IRA within a one-year period. This limitation does not, however, apply to rollovers of funds between a qualified employer plan or annuity and an IRA. An investor may convert non-cash property distributed from a qualified plan into cash by means of a bona fide sale and roll over part or all of the proceeds into an IRA or another qualified plan within the sixty (60) day period after the distribution.

PROHIBITED TRANSACTIONS: An IRA prohibits the investor, his spouse or beneficiaries from engaging in any prohibited transactions (within the meaning of the Internal Revenue Code section 4975). Prohibited transactions include, but are not limited to, the sale or exchange of property, the lending of money or other extension of credit, the furnishing of goods, services or facilities and the transfer of income or assets to or from the IRA to or for the benefit of his own interest or receive any compensation from any transaction which involves the IRA assets. A disqualified person includes, but is not limited to, the investor, his family (including other individuals as defined in section 4975(e)(16) of the Code) and persons or other entities (corporations, trusts, estates or partnerships) which stand in a close relationship to the investor. If such transactions occur, the IRA will cease to be qualified and will be treated as having been distributed and subject to the income and penalty taxes discussed above, and the fair market value of the account must be included in the investor's gross income. In addition, the custodian and other disqualified parties may not engage in any prohibited transactions with respect to the custodial account and will be subject to penalties if any such prohibited transactions are engaged in without a statutory or administrative exemption.

USE OF IRA ACCOUNT ASSETS AS SECURITY FOR LOANS: If the investor borrows money and used all or any portion of his interest in the IRA as security, the portion of the IRA used will be deemed to be distributed to the investor. If the investor has not attained age 59 1/2 or is not disabled, the distribution will not only be fully taxable at ordinary income tax rates but will incur the 10% premature distribution penalty tax discussed above. CONSEQUENTLY, PLEDGING IRA ASSETS AS SECURITY FOR A LOAN IS SPECIFICALLY PROHIBITED.

PENALTY FOR EXCESS CONTRIBUTIONS: An "excess contribution" is a contribution to an IRA in a taxable year in excess of the maximum amount deductible or permitted to be rolled over into an IRA for the taxable year. A penalty tax equal to 6% of the amount of the excess contribution is imposed on an investor who has an excess contribution in his IRA as of the close of any taxable year.

PENALTY FOR CERTAIN ACCUMULATIONS: After the investor reaches age 70 1/2, or if he dies and payments are to be made to his beneficiary, if the required "minimum distributions," described in "Distribution of Funds" above, do not occur within the time required by law, a penalty tax may be incurred equal to 50% of the difference between the amount of the "minimum distribution" and the amount actually distributed each year. The Secretary of the Treasury may waive the penalty if the inadequate distribution is due to reasonable error and reasonable steps are being taken to correct the situation.

PENALTY FOR EXCESS DISTRIBUTIONS: A 15% excise tax is imposed on the sum of all annual distributions received during the calendar year in excess of $150,000 (or $112,500, adjusted for cost of living increases in certain circumstances). This 15% excise tax on excess distributions is reduced by the 10% tax on premature distributions, if any, that apply to excess distribution. The excess distribution tax will not apply to a distribution due to the investor's death (although the estate tax may be increased by 15% of the "excess retirement accumulation"), the portion of the distribution applying to nondeductible contributions, a distribution that is rolled over tax free, or a distribution to an alternate payee under qualified domestic relations order.

FINANCIAL DISCLOSURE: Earnings on the investor's IRA are the dividends and capital gains distributions received on mutual fund shares held by the investor's IRA, and are used to purchase additional mutual fund shares. A sales charge is deducted on the purchase of shares of the funds being offered. These sales charges are reduced under various circumstances described in detail in each Fund's prospectus. YOU MUST HAVE RECEIVED A PROSPECTUS PRIOR TO SUBMITTING YOUR APPLICATION TO CREATE AN IRA. The growth in value of the mutual fund shares held in the investor's IRA can be neither guaranteed nor projected.

WITHDRAWALS: Withdrawal requests MUST be presented to Securities Management and Research, Inc., One Moody Plaza, Galveston, Texas 77550, with the appropriate withdrawal forms properly executed. You should contact your representative or Securities Management and Research, Inc. for the required forms and procedures to avoid any delay in the expedition of withdrawals.

ESTATE AND GIFT TAXES: All amounts held by the investor at the investor's death are includible in his estate for federal estate tax purposes, and the beneficiary shall report distributions received as ordinary income, except a surviving spouse may be able to roll over the distribution. Any transfers of the benefits during the investor's lifetime are subject to applicable gift taxes except certain transfers to a former spouse pursuant to a divorce decree or written instrument incident to such divorce.

ADDITIONAL INFORMATION: Additional information regarding the application and rules governing the IRA may be obtained from any district office of the Internal Revenue Service and from IRS Publication 590.

SIMPLIFIED EMPLOYEE PENSION
INDIVIDUAL RETIREMENT ACCOUNTS CONTRIBUTION AGREEMENT
===============================================================================
Form 5305-SEP                                                    Rev March 1994

_______________________________________________________________ makes the
                  (Business name--employer)

following agreement under the terms of section 408(k) of the Internal Revenue Code and the instructions to this form.
  The employer agrees to provide for discretionary contributions in each calendar year to the Individual Retirement Accounts or Individual Annuities (IRA's) of all eligible employees who are at least _______ years old (not over 21 years old) and have performed services for the employer in at least _______ years (not to exceed 3 years) of the immediately preceding 5 years.

  This simplified employee pension (SEP) // includes // does not include employees covered under a collective bargaining agreement and // includes // does not include certain non resident aliens, and // includes // does not include employees whose total compensation during the year is less than $396*.
  The employer agrees that contributions made on behalf of each eligible employee will:

- Be based only on the first $150,000* of compensation.
- Be made in an amount that is the same percentage of total compensation for every employee.
- Be limited annually to the smaller of $30,000 or 15% of compensation.
- Be paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract).


_______________________________________________________________________________
Signature of employer

_______________________________________________________________________________
By

_______________________________________________________________________________
Date


_______________________________________________________________________________
* This amount reflects the cost-of-living increase under section 408(k)(8) effective 1-1-91. This amount is adjusted annually. Each January, IRS announces the increase, if any, in the Internal Revenue Bulletin.


        If applicable, fill out this form and the form on the next page.
                         Submit this copy to SM&R.

SIMPLIFIED EMPLOYEE PENSION
INDIVIDUAL RETIREMENT ACCOUNTS CONTRIBUTION AGREEMENT
==============================================================================
Form 5305-SEP                                                  Rev. March 1994

___________________________________________ makes the following agreement
       (Business name-employer)
under the terms of section 408(k) of the Internal Revenue Code and the instructions to this form.

   The employer agrees to provide for discretionary contributions in each calendar year to the Individual Retirement Accounts or Individual Annuities (IRA's) of all eligible employees who are at least ________ years old (not over 21 years old) and have performed services for the employer in at least ________ years (not to exceed 3 years) of the immediately preceding 5 years.

   This simplified employee pension (SEP) / / includes / / does not include employees covered under a collective bargaining agreement and / / includes / / does not include certain nonresident aliens, and / / inlcudes / / does not include employees whose total compensation during the year is less than $396*.

   The employer agrees that contributions made on behalf of each eligible employee will:

- Be based only on the first $150,000* of compensation.

- Be made in an amount that is the same percentage of total compensation for every employee.

- Be limited annually to the smaller of $30,000 or 15% of compensation.

- Be paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract).

_______________________________________________________
Signature of employer

_______________________________________________________
By

_______________________________________________________
Date

*This amount reflects the cost-of-living increase under section 408(k)(8) effective 1-1-91. This amount is adjusted annually. Each January, IRS announces the increase, if any, in the Internal Revenue Bulletin.


             THIS FORM REMAINS WITH THE CLIENT, IN THIS KIT.

------------------------------------------------------------------------------

INSTRUCTIONS FOR THE EMPLOYER (Section references are to the Internal Revenue Code, unless otherwise noted.)

PAPERWORK REDUCTION ACT NOTICE--We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to give us the information. We need it to determine if you are entitled to a deduction for contributions made to a Simplified Employee Pension (SEP). Complete this form only if you want to establish a Model SEP.

   The time needed to complete this form will vary depending on individual circumstances. The estimated average time is:

   Recordkeeping ........................................  7 min.
   Learning about the law or the form ................... 26 min.
   Preparing the form ................................... 20 min.

   If you have comments concerning the accuracy of these time estimates or suggestions for making this form more simple, we would be happy to hear from you. You can write to both the Internal Revenue Service, Washington, D.C. 20224. Attention: IRS Reports Clearance Officer, PC:FP, and the Office of Management and Budget, Paperwork Reduction Project (1545-0499). Washington, D.C. 20503. This form is NOT to be sent to either of these offices. The Form 5305-SEP is only to be kept for your records.

NOTE CHANGE IN COMPENSATION--For years beginning after December 31, 1993, the Revenue Reconciliation Act of 1993 (the Act), reduced to $150,000 the annual compensation of each employee to be taken into account in making contributions to a SEP. The $150,000 amount will be indexed for inflation after 1994 in increments of $10,000 that will be rounded to the next lowest multiple of $10,000. See Act section 13212 for different effective dates and the transition rules that apply to governmental plans and plans under a collective bargaining agreement.

PURPOSE OF FORM--Form 5305-SEP (Model SEP) is used by an employer to make an agreement to provide benefits to all eligible employees under a SEP described in section 408(k). This form is NOT to be filed with IRS.

WHAT IS A SEP PLAN?--A SEP is a written agreement which provides an employer with a simplified way to make contributions toward an employee's retirement income. Under a SEP, the employer is permitted to contribute a certain amount (see below) to an employee's Individual Retirement Account or Individual Retirement Annuity (IRAs). The employer makes contributions directly to an IRA set up by an employee with a bank, insurance company, or other qualified financial institution. When using this form to establish a SEP, the IRA must be a model IRA established on an IRA form or a master or prototype IRA for which IRS has issued a favorable opinion letter. Making the agreement on Form 5305-SEP does not establish an employer IRA as described under section 408(c).

   THIS FORM MAY NOT BE USED BY AN EMPLOYER WHO:

- Currently maintains any other qualified retirement plan. However, you are not prevented from maintaining a Model Elective SEP (Form 5305A-SEP) or other SEP to which elective or nonelective contributions are made.

   - Has maintained in the past a defined benefit plan, even if now terminated.
   - Has any eligible employees for whom IRAs have not been established.
   - Uses the services of leased employees (as described in section 414(n)).
   - Is a member of an affiliated service group (as described in section 414(m), a controlled group of corporations (as described in section 414(b)), or trades or businesses under common control (as described in section 414(c) and 414(o)), unless all eligible employees of all the members of such groups, trades or businesses, participate under the SEP.
   - This form should only be used if the employer will pay the cost of the SEP contributions. This form is not suitable for a SEP that provides for contributions at the election of the employee whether no not made pursuant to a salary reduction agreement.

WHO MAY PARTICIPATE--Any employee who is at least 21 years old and has performed "service" for you in at least 3 years of the immediately preceding
5 years must be permitted to participate in the SEP. However, you may establish less restrictive eligibility requirements if you choose. "Service" is any work provided for you for any period of time, however short. If you are a member of an affiliated service group, a controlled group of corporations, or trades or businesses under common control, "service" includes any work performed for any period of time for any other member of such group, trades, or businesses. Generally, to make the agreement, all eligible employees (including all eligible employees, if any, of other members of an affiliated service group, a controlled group of corporations, or trades or businesses under common control) must be allowed to participate in the plan. However, employees covered under a collective bargaining agreement and certain nonresident aliens may be excluded if section 410(b)(3)(A) or 410(b)(3)(C) applies to them. Employees whose total compensation for the year is less than $396* may be excluded.

AMOUNT OF CONTRIBUTIONS--You are not required to make any contributions to an employee's SEP -IRA in a given year. However, if you do make contributions, you must make them to the IRAs of all eligible employees who actually performed services during the year, whether or not they are still employed at the time contributions are made. The contributions made must be the same percentage of each employee's total compensation (up to a maximum compensation base of $150,000*). The contributions you make in a year for any one employee may not be more than the smaller of $30,000 or 15% of that employee's total compensation (figured without considering the SEP-IRA contributions).
   For this purpose, compensation includes:

- Amounts received for personal services actually performed (see Regulations section 1.219(c)); and
- Earned income as defined under section 401(c)(2).
  You may not discriminate in favor of any employee who is highly compensated if you use Form 5305-SEP.

  Under this form you may not integrate your SEP contributions with, or offset them by, contributions made under the Federal Insurance Contributions Act (FICA).

   Currently, employees who have established a SEP using this agreement and have provided each participant with a copy of this form, including the questions and answers below, are not required to file the annual information returns. Forms 5500, 5500-C/R, or 5500EZ for the SEP.

DEDUCTING CONTRIBUTIONS--You may deduct all contributions to a SEP subject to the limitations of section 404(h). The SEP is maintained on a calendar year basis and contributions to the SEP are deductible for your tax year with or within which the calendar year ends. Contributions made for a particular taxable year and contributed by the due date of your income tax return (including extensions) shall be deemed made in that taxable year.

MAKING THE AGREEMENT--This agreement is considered made when (1) IRAs have been established for all of your eligible employees, (2) you have completed all blanks on the agreement form without modification, and (3) you have given all of your eligible employees the following information:

- A copy of Form 5305-SEP.
- A statement that IRAs other than IRAs into which employer SEP contributions will be made provide different rates of return and different terms concerning, among other things, transfers and withdrawals of funds from the IRAs.
- A statement that, in addition to the information provided to an employee at the time the employee becomes eligible to participate, the administrator of the SEP must furnish each participant within 30 days of the effective date of any amendment to the SEP, a copy of the amendment and a written explanation of the effects.
- A statement that the administrator will give written notification to each participant of any employer contributions made under the SEP to that participant's IRA by the later of January 31 of the year following the year for which a contribution is made or 30 days after the contribution is made.

  Employers who have established a SEP using Form 5305-SEP and have given each participant a copy of Form 5305-SEP are not required to file the annual information returns, Forms 5500, 5500-C/R, or 5500-EZ. However, under Title 1 of ERISA, relief from the annual reporting requirements is not available to an employer who selects, recommends, or influences its employees to choose IRAs into which employer contributions will be made, if those IRAs are subject to provisions that prohibit withdrawal of funds for any period.

INFORMATION FOR THE EMPLOYEE
  The information provided below explains what a SEP is, how contributions are made, and how to treat your employer's contributions for tax purposes.

  Please read the questions and answers carefully. For more specific information, also see the agreement form and instructions on page 1 of this form.

QUESTIONS AND ANSWERS
1. Q. WHAT IS A SIMPLIFIED EMPLOYEE PENSION, OR SEP?
   A. A SEP is a retirement income arrangement under which your

- This amount reflects into cost of living increase under section 408(k)(8) effective 1-1-91. This amount is adjusted annually. Each January IRS announces the increase, if any, in the Internal Revenue Bulletin.

       employer may contribute any amount each year up to the smaller of $30,000 or 15% of your compensations into your own Individual Retirement Account/Annuity (IRA).
         Your employer will provide you with a copy of the agreement containing participation requirements and a description of the basis upon which employer contributions may be made to your IRA.
         All amounts contributed to your IRA by your employer belong to you, even after you separate from service with that employer.

 2. Q. MUST MY EMPLOYER CONTRIBUTE TO MY IRA UNDER THE SEP?
    A. Whether or not your employer makes a contribution to the SEP is entirely within the employer's discretion. If a contribution is made under the SEP, it must be allocated to all the eligible employees according to the SEP agreement. The Model SEP specifies that the contribution on behalf of each eligible employee will be the same percentage of compensation (excluding compensation higher than $222.220*) for all employees.

 3. Q. HOW MUCH MAY MY EMPLOYER CONTRIBUTE TO MY SEP-IRA IN ANY YEAR?
    A. Under the Model SEP (Form 5305-SEP) that your employer has adopted, your employer will determine the amount of contribution to be made to your IRA each year. However, the contribution for any year is limited to the smaller of $30,000 of 15% of your compensation for that year. The compensation used to determine this limit does not include any amount which is contributed by your employer to your IRA under the SEP. The agreement does not require an employer to maintain a particular level of contributions. It is possible that for a given year no employer contribution will be made on an employee's behalf. Also see Question 5.

 4. Q. HOW DO I TREAT MY EMPLOYER'S SEP CONTRIBUTIONS FOR MY TAXES?
    A. The amount your employer contributes for years beginning after 1986 is excludible from your gross income subject to certain limitations including the lesser of $30,000 or 15% of compensation mentioned in 1.A. above and is not includible as taxable wages on your Form W-2.

 5. Q. MAY I ALSO CONTRIBUTE TO MY IRA IF I AM A PARTICIPANT IN A SEP?
    A. Yes. You may still contribute the lesser of $2,000 or 100% of your compensation to an IRA. However, the amount which is deductible is subject to various limitations. Also see Question 11.

 6. Q. ARE THERE ANY RESTRICTIONS ON THE IRA I SELECT TO DEPOSIT MY SEP CONTRIBUTIONS IN?
    A. Under the Model SEP that is approved by IRS, contributions must be made to either a Model IRA which is executed on an IRS form or a master or prototype IRA for which IRS has issued a favorable opinion letter.

 7. Q. WHAT IF I DON'T WANT TO PARTICIPATE IN A SEP?
    A. Your employer may require that you become a participant in such an arrangement as a condition of employment. However, if the employer does not require all eligible employees to become participants and an eligible employee elects not to participate, all other employees of the same employer may be prohibited from entering into a SEP-IRA arrangement with that employer. If one or more eligible employees do not participate and the employer attempts to establish a SEP-IRA agreement with the remaining employees, the resulting arrangement may result in adverse tax consequences to the participating employees.

 8. Q. CAN I MOVE FUNDS FROM MY SEP-IRA TO ANOTHER TAX-SHELTERED IRA?
    A. Yes, it is permissible for you to withdraw, or receive, funds from your SEP-IRA, and no more than 60 days later, place such funds in another IRA, or SEP-IRA. This is called a "rollover" and may not be done without penalty more frequently than at one-year intervals. However, there are no restrictions on the number of times you may make "transfers" if you arrange to have such funds transferred between the trustees, so that you never have possession.

 9. Q. WHAT HAPPENS IF I WITHDRAW MY EMPLOYER'S CONTRIBUTION FROM MY
       IRA?
    A. If you don't want to leave the employer's contribution in your IRA, you may withdraw it at any time, but any amount withdrawn is includible in your income. Also, if withdrawals occur before attainment of age 59-1/2, and not on account of death or disability, you may be subject to a penalty tax.

10. Q. MAY I PARTICIPATE IN A SEP EVEN THOUGH I'M COVERED BY ANOTHER
       PLAN?
    A. An employer may not adopt this IRS Model SEP (Form 5305-SEP) if the employer maintains another qualified retirement plan or has ever maintained a qualified defined benefit plan. However, if you work for several employers you may be covered by a SEP of one employer and a different SEP or pension or profit-sharing plan of another employer. Also see Questions 11 and 12.

11. Q. WHAT HAPPENS IF TOO MUCH IS CONTRIBUTED TO MY SEP-IRA IN ONE
       YEAR?
    A. Any contribution that is more than the yearly limitations may be withdrawn without penalty by the due date (plus extensions) for filing your tax return (normally April 15th), for filing your gross income. Excess contributions left in your SEP-IRA account after that time may have adverse tax consequences. Withdrawals of those contributions may be taxed as premature withdrawals. Also see Question 10.

12. Q. IS MY EMPLOYER REQUIRED TO PROVIDE ME WITH INFORMATION ABOUT SEP-IRAs and SEP AGREEMENT?
    A. Yes, your employer must provide you with a copy of the executed
       SEP agreement (Form 5305-SEP), these Questions and Answers, and provide a statement each year showing any contribution to your IRA. Also see Question 4.

13. Q. IS THE FINANCIAL INSTITUTION WHERE I ESTABLISH MY IRA ALSO
       REQUIRED TO PROVIDE ME WITH INFORMATION?
    A. Yes, it must provide you with a disclosure statement which contains the following items of information in plain, nontechnical language:
(1) the statutory requirements which relate to your IRA; (2) the tax consequences which follow the exercise of various options and what those options are; (3) participant eligibility rules, and rules on the deductibility and nondeductibility of retirement savings; (4) the circumstances and procedures under which you may revoke your IRA. Including the name, address, and telephone number of the person designated to receive notice of revocation (this explanation must be prominently displayed at the beginning of the disclosure statement); (5) explanations of when penalties may be assessed against you because of specified prohibited or penalized activities concerning your IRA; and (6) financial disclosure information which; (a) either projects value growth rates of your IRA under various contribution and retirement schedules, or describes the method of computing and allocating annual earnings and charges which may be assessed; (b) describe whether, and for what period, the growth projections for the plan are guaranteed, or a statement of the earnings rate and terms on which the project is based; (c) states the sales commission to be charged in each year expressed as a percentage of $1,000; and (d) states the proportional amount of any nondeductible life insurance which may be a feature of your IRA.

     In addition to this disclosure statement, the financial institution is required to provide you with a financial statement each year. It may be necessary to retain and refer to statements for more than one year in order to evaluate the investment performance of the IRA and for information on how to report IRA distributions for tax purposes.

                                      IRA

                                   FORMS KIT

EVERYTHING YOU NEED TO:

- OPEN A NEW SM&R IRA ACCOUNT

- TRANSFER YOUR PRESENT IRA ACCOUNT(S) TO AN SM&R IRA

- DIRECTLY ROLL OVER YOUR RETIREMENT PLAN DISTRIBUTION

- OPEN OR TRANSFER AN SEP ACCOUNT

                     SECURITIES MANAGEMENT & RESEARCH, INC.
                    ONE MOODY PLAZA * GALVESTON TEXAS 77550
                                 (409) 763-2767

                                     [LOGO]

                                MEMBER NASD, SIPC



Form 9379
Rev. 10/94